Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-41423, 333-122475, 333-129813, 333-155661, 333-163133, 333-180286, 333-185194, 333-191216, 333-191910, 333-202646, 333-207842, 333-211420, 33-60168, 333-221407, 333-228331, 333-235257, 333-250968, and 333-261184), and the registration statement on Form S-3 (No. 333-259102) of our report dated August 24, 2022, with respect to the consolidated financial statements of Western Digital Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California
August 24, 2022